Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
First Quarter 2022 Financial Results
– Strong Leasing Activity of 500,000 Square Feet –
– Updated FFO Outlook –
____________
LOS ANGELES (April 27, 2022)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries, today announced financial results for the first quarter 2022.

"Our unique focus and specialized expertise in serving the growing tech and media industries yielded strong results during the first quarter, with notable leasing success across our world-class, amenitized, collaborative and sustainable office and studio space," commented Victor Coleman, Hudson Pacific's Chairman and CEO. "We signed over 500,000 square feet of leases, which included the full lease-up of our Harlow office development, and with tenant activity accelerating, we further expanded our leasing pipeline. Our work is progressing on over 2.3 million square feet of under construction and near-term planned state-of-the-art office and studio value creation opportunities, the first of which, Sunset Glenoaks, a 7-stage studio development in Los Angeles, will deliver in 2023."

Financial Results Compared to First Quarter 2021
•Total revenue increased 14.7% to $244.5 million
•Net loss attributable to common stockholders of $19.8 million, or $0.13 per diluted share, compared to net income of $5.0 million, or $0.03 per diluted share
•FFO, excluding specified items, increased 2.3% to $75.2 million and 3.0% to $0.50 per diluted share. Specified items consist of a trade name non-cash impairment of $8.5 million, or $0.06 per diluted share, and transaction-related expenses of $0.3 million, or $0.00 per diluted share
•FFO of $66.4 million, or $0.44 per diluted share, compared to $72.5 million, or $0.48 per diluted share
•AFFO grew 11.8% to $58.6 million
•Same-store property cash NOI was up 1.4% to $120.3 million

Leasing
•In-service office portfolio ended the quarter at 91.1% occupied and 92.3% leased upon signing 504,000 square feet of new and renewal leases. GAAP and cash rents increased 12.0% and 5.8% respectively, from prior levels
•Expanded global post-production firm Company 3 at the Company's Harlow office development on the Sunset Las Palmas studio lot in Hollywood with an approximately 11-year, 60,000-square-foot lease. Company 3 now leases and has taken possession of the entire 130,000-square-foot building, with GAAP revenue recognition on the expansion lease commencing January 2022
•Renewed and expanded Bank of Montreal with a 105,000-square-foot, approximately 11-year lease through July 2035 at Bentall Center in Vancouver, which is the site of the Company’s planned Burrard Exchange hybrid mass-timber office development

Hudson Pacific Properties, Inc.
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Development
•Google began tenant improvements at the Company’s 584,000-square-foot One Westside office redevelopment, which was delivered and commenced GAAP revenue recognition ahead of schedule in November 2021
•Successfully progressing over 2.3 million square feet of under construction and near-term planned development projects, including the Company’s under construction 7-stage, 241,000-square-foot Sunset Glenoaks studio development in Sun Valley, Los Angeles, which remains on-time and on-budget for delivery in third quarter 2023
•Expected near-term closing and podium delivery for the Company’s 546,000-square-foot Washington 1000 office development in Seattle’s Denny Triangle submarket, with anticipated construction start in second quarter 2022 and delivery in 2024
•Advancing entitlements for Burrard Exchange, the Company’s 450,000-square-foot hybrid mass-timber office building in Downtown Vancouver, and the 21-stage, 1.1 million-square-foot Sunset Waltham Cross studio development in Broxbourne, UK

Capital Markets
•Entered into an accelerated share repurchase agreement to purchase $200 million of outstanding common stock with approximately 6.6 million shares repurchased as of March 11 and final settlement expected during third quarter 2022

Balance Sheet as of March 31, 2022
•$3.2 billion of the Company's share of unsecured and secured debt and preferred units (net of cash and cash equivalents)
•$802.6 million of total liquidity comprised of $137.6 million of unrestricted cash and cash equivalents and $665.0 million of undrawn capacity under the unsecured revolving credit facility. The Company also has $147.4 million and $90.2 million of undrawn capacity under the construction loans secured by One Westside/10850 Pico and Sunset Glenoaks, respectively
•Investment grade credit rated with 68.2% unsecured and 75.4% fixed-rate debt and a weighted average maturity with extensions of 4.9 years

Dividend
•The Company's Board of Directors declared and paid a dividend on its common stock of $0.25 per share, equivalent to an annual rate of $1.00 per share, and on its 4.750% Series C cumulative preferred stock of $0.4453125 per share

ESG Leadership
•Launched new impact investing platform, EquiBlueTM, which will seek to leverage commercial real estate to holistically provide economic opportunity and upward mobility for women and people of color. EquiBlue’s initial fund will target $300 million of equity, of which the Company, as sponsor, and CBRE, as strategic partner and service provider, will commit at least 20%

2022 Outlook
The Company is narrowing its 2022 full-year FFO guidance to a range of $2.02 to $2.08 per diluted share, excluding specified items. Specified items consist of the trade name non-cash impairment of $8.5 million and transaction-related expenses of $0.3 million, both identified as excluded items in the Company's first quarter 2022 FFO. This guidance assumes the successful disposition of the Company's four held-for-sale

Hudson Pacific Properties, Inc.
Press Release

properties before the end of the third quarter for gross proceeds in the range of $325 to $350 million, which the Company expects to use to repay outstanding amounts under its unsecured revolving credit facility, to fund development costs, and for general corporate purposes.

The FFO outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from this estimate.

Below are some of the assumptions the Company used in providing this guidance (dollars and share data in thousands):

	Current Guidance
	Full Year 2022
Metric	Low	High
FFO per share	$2.02	$2.08
Growth in same-store property cash NOI(1)(2)	2.00%	3.00%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$45,000	$55,000
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(4,500)	$(4,500)
General and administrative expenses(4)	$(78,000)	$(82,000)
Interest expense(5)	$(138,500)	$(141,500)
Interest income	$1,750	$1,850
Corporate-related depreciation and amortization	$(17,950)	$(18,050)
FFO from unconsolidated joint ventures	$6,000	$7,000
FFO attributable to non-controlling interests	$(70,500)	$(74,500)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	147,300	148,300
(1)Same-store for the full year 2022 is defined as the 43 stabilized office properties and three studio properties owned and included in the portfolio as of January 1, 2021, and anticipated to still be owned and included in the portfolio through December 31, 2022. Same-store property cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store property cash NOI growth would be 3.50% - 4.50%.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes non-cash compensation expense, which the Company estimates at $25,000 in 2022.
(5)Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $13,000 in 2022.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2022 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including the information under "FFO Guidance" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Hudson Pacific Properties, Inc.
Press Release

Supplemental Information
Supplemental financial information regarding Hudson Pacific's first quarter 2022 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss first quarter 2022 financial results at 11:00 a.m. PT / 2:00 p.m. ET on April 28, 2022. Please dial (844) 200-6205 and enter passcode 415769 to access the call. International callers should dial (929) 526-1599. A live, listen-only webcast and replay can be accessed via the Investors section of the Company's website at HudsonPacificProperties.com.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Press Release

Media Contact
Laura Murray
Director, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
Unaudited, in thousands, except share data

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,405,272	$8,361,477
Accumulated depreciation and amortization	(1,354,245)	(1,283,774)
Investment in real estate, net	7,051,027	7,077,703
Non-real estate property, plant and equipment, net	59,894	58,469
Cash and cash equivalents	137,598	96,555
Restricted cash	60,183	100,321
Accounts receivable, net	28,671	25,339
Straight-line rent receivables, net	255,772	240,306
Deferred leasing costs and intangible assets, net	325,641	341,444
U.S. Government securities	127,157	129,321
Operating lease right-of-use assets	308,409	287,041
Prepaid expenses and other assets, net	140,776	119,000
Investment in unconsolidated real estate entities	160,821	154,731
Goodwill	109,439	109,439
Assets associated with real estate held for sale	239,020	250,520
TOTAL ASSETS	$9,004,408	$8,990,189

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,972,651	$3,733,903
In-substance defeased debt	127,294	128,212
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	318,651	300,959
Operating lease liabilities	315,386	293,596
Intangible liabilities, net	39,472	42,290
Security deposits and prepaid rent	78,741	84,939
Liabilities associated with real estate held for sale	5,114	3,898
Total liabilities	4,923,445	4,653,933

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	127,684	129,449

Equity
Hudson Pacific Properties, Inc. stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized at March 31, 2022 and December 31, 2021, respectively; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at March 31, 2022 and December 31, 2021, respectively	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 144,559,168 shares and 151,124,543 shares outstanding at March 31, 2022 and December 31, 2021, respectively	1,445	1,511
Additional paid-in capital	3,063,500	3,317,072
Accumulated other comprehensive loss	(676)	(1,761)
Total Hudson Pacific Properties, Inc. stockholders' equity	3,489,269	3,741,822
Non-controlling interest—members in consolidated real estate entities	398,941	402,971
Non-controlling interest—units in the operating partnership	55,254	52,199
Total equity	3,943,464	4,196,992
TOTAL LIABILITIES AND EQUITY	$9,004,408	$8,990,189

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except share data

	Three Months Ended March 31,
	2022	2021
REVENUES
Office
Rental	$206,192	$189,861
Service and other revenues	5,208	2,282
Total office revenues	211,400	192,143
Studio
Rental	13,394	12,153
Service and other revenues	19,719	8,823
Total studio revenues	33,113	20,976
Total revenues	244,513	213,119
OPERATING EXPENSES
Office operating expenses	73,631	66,562
Studio operating expenses	18,983	11,453
General and administrative	20,512	18,449
Depreciation and amortization	92,193	82,761
Total operating expenses	205,319	179,225
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate entities	303	635
Fee income	1,071	848
Interest expense	(30,836)	(30,286)
Interest income	910	997
Management services reimbursement income—unconsolidated real estate entities	1,108	—
Management services expense—unconsolidated real estate entities	(1,108)	—
Transaction-related expenses	(256)	—
Unrealized gain on non-real estate investments	1,650	5,775
Impairment loss	(20,503)	—
Other income (expense)	852	(452)
Total other expense	(46,809)	(22,483)
Net (loss) income	(7,615)	11,411
Net income attributable to Series A preferred units	(153)	(153)
Net income attributable to Series C preferred shares	(5,290)	—
Net income attributable to participating securities	(294)	(278)
Net income attributable to non-controlling interest in consolidated real estate entities	(8,561)	(6,630)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,890	682
Net loss (income) attributable to non-controlling interest in the operating partnership	230	(50)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,793)	$4,982

BASIC AND DILUTED PER SHARE AMOUNTS
Net (loss) income attributable to common stockholders—basic	$(0.13)	$0.03
Net (loss) income attributable to common stockholders—diluted	$(0.13)	$0.03
Weighted average shares of common stock outstanding—basic	149,187,994	150,823,605
Weighted average shares of common stock outstanding—diluted	149,187,994	151,141,079

Hudson Pacific Properties, Inc.
Press Release

Funds From Operations
Unaudited, in thousands, except per share data

	Three Months Ended March 31,
	2022	2021
RECONCILIATION OF NET (LOSS) INCOME TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net (loss) income	$(7,615)	$11,411
Adjustments:
Depreciation and amortization—Consolidated	92,193	82,761
Depreciation and amortization—Non-real estate assets	(4,432)	(577)
Depreciation and amortization—Company's share from unconsolidated real estate entities	1,369	1,511
Impairment loss	12,003	—
Unrealized gain on non-real estate investments	(1,650)	(5,775)
FFO attributable to non-controlling interests	(20,004)	(16,717)
FFO attributable to preferred shares and units	(5,443)	(153)
FFO to common stockholders and unitholders	66,421	72,461
Specified items impacting FFO:
Impairment of trade name	8,500	—
Transaction-related expenses	256	—
One-time prior period net property tax adjustment	—	1,050
FFO (excluding specified items) to common stockholders and unitholders	$75,177	$73,511

Weighted average common stock/units outstanding—diluted	151,426	152,504
FFO per common stock/unit—diluted	$0.44	$0.48
FFO (excluding specified items) per common stock/unit—diluted	$0.50	$0.48

1.Hudson Pacific calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), adjusting for consolidated and unconsolidated joint ventures. The calculation of FFO includes amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. Hudson Pacific believes that FFO is a useful supplemental measure of its operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company's activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, Hudson Pacific believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. Hudson Pacific uses FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of Hudson Pacific's operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

Hudson Pacific Properties, Inc.
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Net Operating Income
Unaudited, in thousands

	Three Months Ended March 31,
	2022	2021
RECONCILIATION OF NET (LOSS) INCOME TO NET OPERATING INCOME (“NOI”)(1):
Net (loss) income	$(7,615)	$11,411
Adjustments:
Income from unconsolidated real estate entities	(303)	(635)
Fee income	(1,071)	(848)
Interest expense	30,836	30,286
Interest income	(910)	(997)
Management services reimbursement income—unconsolidated real estate entities	(1,108)	—
Management services expense—unconsolidated real estate entities	1,108	—
Transaction-related expenses	256	—
Unrealized gain on non-real estate investments	(1,650)	(5,775)
Impairment loss	20,503	—
Other (income) expense	(852)	452
General and administrative	20,512	18,449
Depreciation and amortization	92,193	82,761
NOI	$151,899	$135,104

NET OPERATING INCOME BREAKDOWN
Same-store office cash revenues	172,458	166,623
Straight-line rent	2,774	5,318
Amortization of above-market and below-market leases, net	2,578	2,466
Amortization of lease incentive costs	(400)	(422)
Same-store office revenues	177,410	173,985

Same-store studios cash revenues	19,807	20,953
Straight-line rent	590	32
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	20,388	20,976

Same-store revenues	197,798	194,961

Same-store office cash expenses	60,455	57,616
Straight-line rent	325	366
Non-cash portion of interest expense	21	10
Amortization of above-market and below-market ground leases, net	586	586
Same-store office expenses	61,387	58,578

Same-store studio cash expenses	11,533	11,374
Non-cash portion of interest expense	68	79
Same-store studio expenses	11,601	11,453

Same-store expenses	72,988	70,031

Same-store net operating income	124,810	124,930
Non-same-store net operating income	27,089	10,174
NET OPERATING INCOME	$151,899	$135,104

SAME-STORE OFFICE NOI INCREASE	0.5%
SAME-STORE OFFICE CASH NOI INCREASE	2.7%
SAME-STORE STUDIO NOI DECREASE	(7.7)%
SAME-STORE STUDIO CASH NOI DECREASE	(13.6)%

Hudson Pacific Properties, Inc.
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1.Hudson Pacific evaluates performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of the Company's performance, or as an alternative to cash flows as a measure of liquidity, or the Company's ability to make distributions. All companies may not calculate NOI in the same manner. Hudson Pacific considers NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company's properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Hudson Pacific calculates NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. Hudson Pacific defines NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. Hudson Pacific believes NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.